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                                                                     Exhibit 23



                      CONSENT OF INDEPENDENT AUDITIORS


We consent to the incorporation by reference in the Registration Statements (Form S-3 No.33-98362, Form S-3 No. 333-03205, Form S-3 No.333-03596, and
Form S-3 No.333-13363) of The Mills Corporation and in the related Prospectuses of our report dated February 21, 1997, with respect to the consolidated financial statements and schedule of The Mills Corporation and the combined financial statements of The Mills Entities included in this Annual Report (Form 10-K) for the year ended December 31, 1996.



                                       ERNST & YOUNG LLP
Washington, D.C.
March 7, 1996